  Sonos Announces $50 Million Stock Repurchase Program and Completion of  Previous Stock Repurchase Program    Santa Barbara, CA - November 18, 2020 - Sonos, Inc. (Nasdaq: SONO) today  announced that its Board of Directors has authorized a common stock repurchase  program of up to $50 million.  Sonos completed its previous $50 million share repurchase program during the fourth  quarter of ﬁscal 2020 pursuant to which it purchased 3.8 million shares.  Patrick Spence, Sonos CEO, commented, “This new authorization underscores the fact  we’ve hit an inﬂection point in our business and demonstrates our commitment to  delivering long-term shareholder value. We are conﬁdent in the earnings power of our  model and our belief in the signiﬁcant value creation opportunities that lie ahead."  Under the repurchase program, Sonos may purchase shares of common stock on a  discretionary basis from time to time through open market repurchases, privately  negotiated transactions or other means, including through Rule 10b5-1 trading plans or  through the use of other techniques such as accelerated share repurchases. The timing  and number of shares repurchased will depend on a variety of factors, including stock  price, trading volume, and general business and market conditions. The repurchase  program has no time limit, does not obligate Sonos to acquire a speciﬁed number of  shares and may be modiﬁed, suspended or discontinued at any time at the company’s  discretion.  Repurchases under this program will be funded from the company’s existing cash and  cash equivalents or future cash ﬂow.    About Sonos

Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the  inventor of multi-room wireless home audio, Sonos innovation helps the world listen  better by giving people access to the content they love and allowing them to control it  however they choose. Known for delivering an unparalleled sound experience,  thoughtful home design aesthetic, simplicity of use and an open platform, Sonos  makes the breadth of audio content available to anyone. Sonos is headquartered in  Santa Barbara, California. Learn more at w ww.sonos.com.   Forward-Looking Statements  This press release contains forward-looking statements that involve risks and  uncertainties, such as statements regarding our expectations regarding repurchases of  our common stock under the stock repurchase program, our long-term ﬁnancial and  growth potential, and the value of our common stock, among others. These  forward-looking statements are only predictions and may diﬀer materially from actual  results due to a variety of factors, including, but not limited to: the duration and impact  of the COVID-19 pandemic and related mitigation eﬀorts on our industry; changes in  general economic or market conditions that could aﬀect consumer income and overall  consumer spending; our ability to successfully introduce new products and services  and maintain the success of our existing products; the success of our eﬀorts to expand  our direct-to-consumer channel; the success of our ﬁnancial, growth and business  strategies; our ability to accurately forecast consumer demand for our products and  manage our inventory in response to changing demands; ﬂuctuations in our stock   price, the ﬂuctuations in the trading volume of our stock, the nature of other  investments or strategic opportunities presented to us from time to time, our cash  ﬂows from operations; or other risks as set forth under the caption “Risk Factors” in  our Quarterly Report on Form 10-Q for the ﬁscal quarter ended June 27, 2020 and in  our other ﬁlings with the Securities and Exchange Commission (the “SEC”), copies of  which are available at the SEC’s website located at www.sec.gov or upon request from  our investor relations department. All forward-looking statements herein reﬂect our  opinions only as of the date of this news release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light  of new information or future events.  Investor Contact Cammeron McLaughlin IR@ sonos.com Source: Sonos